UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 24, 2010, Arch Chemicals, Inc. (the “Company” or “Arch”) announced its decision to consolidate its U.S. Research and Development (“R&D”) and Technical Service activities in Alpharetta, Georgia. The facilities impacted by this consolidation are New Castle, Delaware; Cheshire, Connecticut; and Conley, Georgia. The Company believes that the benefits associated with having the R&D and Technical Service employees working in close proximity to its businesses in Atlanta, Georgia will improve Arch’s ability to serve its customers, enhance operating efficiencies, capture synergistic opportunities and facilitate increased innovative collaborations. The Company believes that this decision will provide the best and most effective way to organize these U.S.-based resources to support Arch’s global Biocides businesses.

The total pre-tax charge to consolidate these facilities is estimated to be in the range of $6 million to $8 million, of which approximately $2 million is estimated to be non-cash. The charge will consist of (i) $3 million to $4 million of relocation-related and employee severance costs, (ii) approximately $2 million for the impairment of the Company’s facility in New Castle, Delaware and (iii) $1 million to $2 million of other costs. Approximately $3 million to $4 million of the charge is expected to be recorded in the second half of 2010, with the remaining charge expected to be recorded in 2011. The Company anticipates that the consolidation will be completed by the end of 2011.

This consolidation reflects the Company’s emphasis on innovation and is a part of the Company’s overall plan to improve its operating margins. The Company will provide the details of its multifaceted margin improvement plan in the fall of 2010. Future communications will outline the expected benefits to be derived from a combination of portfolio management, cost-reduction initiatives, development of new products and innovation to accelerate organic growth.

Cautionary Statement — Some of the statements included in this Form 8-K, particularly projections as to the timing of the anticipated consolidation, relocation and severance costs and the timing and amount of the charges and impairments are forward-looking statements. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results and the timing of events may differ materially from those projected in the forward-looking statements due to numerous factors, including, without limitation, the Company’s ability to implement the consolidation as currently planned, the impact of external conditions, the actual number of employees relocated or severed, the benefits ultimately payable under the Company’s severance program, the terms on which the lease at the Cheshire, Connecticut facility is disposed, the sales price of the New Castle, Delaware property, and unanticipated charges and/or impairments not currently contemplated that may occur as a result of the consolidation. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of future events, new information or otherwise. For a detailed discussion of the general risk factors that could affect Company results, please refer to the risk factors and cautionary statements identified in the Company’s periodic reports, as filed with the Securities and Exchange Commission.

ITEM 2.06	MATERIAL IMPAIRMENTS

Item 2.05 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2010

ARCH CHEMICALS, INC.

By:	/S/ SARAH A. O’CONNOR
Name:	Sarah A. O’Connor
Title:	Senior Vice President, Strategic Development and Chief Legal Officer

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